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                                                                     EXHIBIT 5.1



October 12, 1999


E. I. du Pont de Nemours and Company


1007 Market Street


Wilmington, Delaware 19898



Sir/Madam:



     Reference is made to the Registration Statement being filed by you with the Securities and Exchange Commission, relating to 3,000,000 shares of E. I. du Pont de Nemours and Company (hereinafter called "the Company") $0.30 par value Common Stock ("Common Stock"). It is my opinion that:



     (a) the Company is duly organized and existing under the laws of the State of Delaware; and



     (b) all shares of Common Stock so registered are or will when sold, be legally issued, fully paid and nonassessable.



     I hereby consent to the use of this opinion in connection with the above-mentioned Registration Statement.



                                          Very truly yours,



                                                  /s/ PETER C. MESTER

                                          --------------------------------------

                                          Peter C. Mester


                                          Senior Counsel